Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol: Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement: June 4, 2012

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member, By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Scott A. Arenare Title: Managing Director

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Scott A. Arenare Title: Partner

CHARLES R. KAYE

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By: /s/ Scott A. Arenare	Date: June 6, 2012
Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact*

* The Power of Attorney given by Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities and Exchange Commission on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Buildings Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.